Exhibit 10.1

REGISTRATION RIGHTS, COORDINATION AND PUT OPTION AGREEMENT

THIS REGISTRATION RIGHTS, COORDINATION AND PUT OPTION AGREEMENT (this “Agreement”), dated as of [•], 2021, is made and entered into by and among:

(1)	RENEW ENERGY GLOBAL PLC, a public limited company incorporated in England and Wales with registered number 13211349 and having its registered office at [•] (the “Company”);

(2)

RENEW POWER PRIVATE LIMITED, a company with limited liability incorporated under the laws of India and having its registered office at 138, Ansal Chambers II, Bhikaji Cama Place, Delhi, India—110066 (“ReNew India”);

(3)	RMG SPONSOR II, LLC, a Delaware limited liability company and having its registered office at 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, Florida 33140 (the “Sponsor”);

(4)

GS WYVERN HOLDINGS LIMITED, a company organized under the laws of Mauritius, having its principal office at c/o Intercontinental Trust Ltd., Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“GSW”);

(5)

CANADA PENSION PLAN INVESTMENT BOARD, a Canadian crown corporation organised and validly existing under the Canada Pension Plan Investment Board Act, 1997, c.40 and having its registered office at [•] (“CPP Investments”);

(6)

PLATINUM HAWK C 2019 RSC LIMITED, having its registered office at Level 26, Al Khatem Tower, Abu Dhabi Global Market, Al Maryah Island, Abu Dhabi, United Arab Emirates, in its capacity as trustee of Platinum Cactus A 2019 Trust, a trust established under the laws of Abu Dhabi Global Market by deed of settlement dated 28 March 2019 between the Abu Dhabi Investment Authority and Platinum Hawk C 2019 RSC Limited (“Platinum Cactus”);

(7)

SACEF INDIA, a private company limited by shares incorporated under the laws of Mauritius and having its registered office at c/o IQEQ, 33 Edith Cavell Street, 11324, Port Louis, Republic of Mauritius (“SACEF”);

(8)

JERA POWER RN B.V., a company organized under the laws of the Netherlands having its registered office at De entree 250, 1101EE Amsterdam (“JERA” and, together with the Sponsor, GSW, CPP Investments, Platinum Cactus, SACEF and any permitted assign or transferee of the foregoing that becomes a party to this Agreement pursuant to Section 8.02, each, a “Significant Shareholder” and, collectively, the “Significant Shareholders”);

(9)	MR. SUMANT SINHA, passport number [•] and presently residing at 1017 B, Aralias, DLF Golf Course Road, Gurgaon—122009 (the “Founder”);

(10)

COGNISA INVESTMENT, a partnership firm, having its office at 1st Floor, Penkar House, Jaishuklal Mehta Road, Santacruz (West), Mumbai, India – 400 054 (“Cognisa”), being represented by Mr. Sumant Sinha; and

(11)

WISEMORE ADVISORY PRIVATE LIMITED, a company incorporated under the provisions of the Companies Act, 2013 and having its registered office at 1017 B, Aralias, DLF Golf Course Road, Gurgaon, India – 122009 (the “SS Entity” and, together with Cognisa and the Founder and their permitted assignees, each, a “Founder Investor” and, collectively, the “Founder Investors” and the Founder Investors, together with the Significant Shareholders, each, an “Investor and, collectively, the “Investors”);

and the Company and the Investors are hereinafter referred to individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, this Agreement is being entered into in connection with the consummation (the “Closing”) of the transactions contemplated by the Business Combination Agreement, dated as of February 24, 2021, as amended from time to time, by and among the Company, ReNew India, RMG Acquisition Corporation II (“RMG”) and the other parties thereto (the “Business Combination Agreement”);

WHEREAS, RMG and the Sponsor have entered into that certain Securities Subscription Agreement, dated as of July 29, 2020, pursuant to which the Sponsor subscribed for an aggregate of 10,062,500 Class B ordinary shares, par value US$0.0001 per share, of RMG (the “Sponsor Shares”);

WHEREAS, on December 2, 2020, the Sponsor irrevocably surrendered an aggregate of 2,875,000 of its Sponsor Shares to RMG for nil consideration;

WHEREAS, on December 9, 2020, RMG effected a share split with respect to the Sponsor Shares, resulting in an increase in the total number of Sponsor Shares outstanding to 8,625,000 shares;

WHEREAS, on December 9, 2020, RMG and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement, pursuant to which the Sponsor agreed to purchase 7,026,807 warrants, the underwriters in RMG’s initial public offering having exercised their over-allotment option (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of RMG’s initial public offering;

WHEREAS, pursuant to the terms of the Business Combination Agreement, concurrently with the execution of this Agreement, among other matters, (i) ReNew Power Global Merger Sub, a Cayman Islands exempted company, was merged with and into RMG with RMG continuing as the surviving entity and a wholly-owned subsidiary of the Company, (ii) at the effective time of such merger, each Class A ordinary share of RMG was cancelled in exchange for the issuance by the Company of one Class A Share (as defined below) and each Class B ordinary share of RMG was converted into one Class A ordinary share of RMG and cancelled in exchange for the issuance by the Company of one Class A Share, and, in each case, the allotment by the Company of Class A Shares and Class C Shares (as defined below) in accordance with the terms of the Business Combination Agreement, (iii) at the effective time of the Merger, each Private Placement Warrant was adjusted to become a warrant exercisable for 1.0917589 Class A Shares following the Closing, (iv) certain shareholders of ReNew India transferred to the Company, and the Company acquired, certain equity shares of ReNew India held by such shareholders (other than ReNew India Common Shares (as defined below) held by the Founder Investors as well as certain other individual employee and ex-employee shareholders and ReNew India Common Shares issued upon conversion of CCPSs (as defined below) to CPP Investments and GSW) as consideration and in exchange for cash consideration and/or the issuance by the Company to such shareholders of Class A Shares and, in the case of GSW, also Class C Shares (as defined below), (v) the Founder subscribed for and the Company issued one (1) Class B Share (as defined below) to the Founder, and (vi) CPP Investments subscribed for and the Company issued one (1) Class D Share (as defined below) to CPP Investments;

WHEREAS, pursuant to the terms of the Business Combination Agreement, prior to the Closing, the compulsorily and fully convertible preference shares, having a par value of INR 425 per preference share, of ReNew India (“CCPSs”) held by GSW, Platinum Cactus and CPP Investments were converted into ReNew India Common Shares, in accordance with the terms of such CCPSs, and, on or after the Closing, GSW, Platinum Cactus and CPP Investments shall, or may, transfer such ReNew India Common Shares to the Company in accordance with the Business Combination Agreement in exchange for the issuance by the Company to such Significant Shareholders of Class A Shares and, with respect to GSW, Class C Shares;

WHEREAS, as of the Closing, the Founder Investors, CPP Investments and GSW will continue to hold ReNew India Common Shares; and

WHEREAS, the Parties desire to enter into this Agreement, pursuant to which, among other things, (i) the Company shall grant the Significant Shareholders and the Founder Investors certain registration rights with respect to certain securities of the Company, (ii) the Significant Shareholders (other than SACEF) shall coordinate with respect to certain sales of certain securities of the Company and (iii) the Company shall grant to the Founder Investors certain put and swap options relating to their respective ReNew India Common Shares, in each case, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“ADIA” shall mean the Abu Dhabi Investment Authority.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” shall mean (a) with respect to any specified Person (other than CPP Investments and Platinum Cactus (except, with respect to Platinum Cactus, for the purposes of Permitted Transfers)), any Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such specified Person, through one or more intermediaries or otherwise, (b) with respect to Platinum Cactus, except for the purposes of Permitted Transfers, any other entity or entities Controlled by ADIA and that has made or makes investments pursuant to a decision by the investment committee of ADIA acting on the basis of a proposal submitted by the Infrastructure Division of its Real Estate and Infrastructure Department and (c) with respect to CPP Investments, the Restricted CPP Investments Group, provided that the Company and each of its Subsidiaries shall not be deemed to be Affiliates of any Investor.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals.

“Catch-Up Right” shall have the meaning given in subsection 2.01(d)(iii).

“Cause” shall have the meaning given in the service agreement dated as of [•] between the Company and the Founder.

“CCPSs” shall have the meaning given in the Recitals.

“Change of Control” shall mean any event resulting in transfer to or acquisition by any Person (together with its Affiliates) of more than 50% of the share capital of the Company; provided, however, that a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the shares of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Shares immediately prior to that transaction or (ii) immediately following that transaction no Person (together with its Affiliates) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the shares of such holding company.

“Class A Shares” shall mean the Class A ordinary shares of the Company, nominal value US$0.0001 per share.

“Class B Share” shall mean the Class B ordinary share of the Company, nominal value US$0.0001 per share.

“Class C Shares” shall mean the Class C ordinary shares of the Company, nominal value US$0.0001 per share.

“Class D Share” shall mean the Class D ordinary share of the Company, nominal value US$0.0001 per share.

“Closing” shall have the meaning given in the Recitals.

“Cognisa” shall have the meaning given in the Preamble.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Control” (including the terms “Controlled by” and “under common Control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Coordinating Significant Shareholder” shall have the meaning given in subsection 5.01(a).

“Coordination Transfer” shall have the meaning given in subsection 5.01(a).

“CPP Investments” shall have the meaning given in the Preamble.

“Demanding Significant Shareholder” shall have the meaning given in subsection 2.01(c).

“Effective Economic Interest” shall mean, with respect to an Investor at a particular time of determination, the percentage equal to (a) the number of such Investor’s Equivalent Economic Beneficial Shares as of such time, divided by (b) the number of Equivalent Outstanding Beneficial Shares as of such time. The Effective Economic Interest of each Investor as of Closing is set forth opposite the name of such Investor on Schedule B hereto.

“Equivalent Economic Beneficial Shares” shall mean, with respect to an Investor as of a particular time of determination, an amount (rounded down to the nearest whole number) equal to (a) (i) the number of ReNew India Common Shares, if any, held as of such time by such Investor and its Affiliates, multiplied by (ii) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing), plus (b) the number of Class A Shares, if any, held by such Investor and its Affiliates as of such time, plus (c) the number of Class C Shares, if any, held by such Investor and its Affiliates as of such time. The Equivalent Economic Beneficial Shares of each Investor as of Closing is set forth opposite the name of such Investor on Schedule B hereto.

“Equivalent Outstanding Beneficial Shares” shall mean, as of a particular time of determination, an amount equal to (a) the aggregate of each Investor’s Equivalent Economic Beneficial Shares as of such time, plus (b) the number of issued and outstanding Class A Shares as of such time that are held by Persons other than an Investor or any of its Affiliates, plus (c) the number of issued and outstanding Class C Shares as of such time, if any, that are held by Persons other than an Investor or any of its Affiliates.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Exercise Notice” shall have the meaning given in Section 6.01.

“Family Members” shall have the meaning given in the definition of “Permitted Transfer” in this Section 1.01.

“Filing Date” shall have the meaning given in subsection 2.01(a).

“Form F-1” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form F-1 Shelf” shall have the meaning given in subsection 2.01(a).

“Form F-3” shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Form F-3 Shelf” shall have the meaning given in subsection 2.01(a).

“Founder” shall have the meaning given in the Preamble.

“Founder Indebtedness” shall have the meaning given in Section 6.03(d).

“Founder Investor Change of Control Put Option” shall have the meaning given in subsection 6.04(a).

“Founder Investor De-Minimis Put Option” shall have the meaning given in subsection 6.02(a).

“Founder Investor Ordinary Put Option” shall have the meaning given in subsection 6.03(a).

“Founder Investor Put Financing Issuance” shall have the meaning given in Section 6.01.

“Founder Investor Put Options” shall have the meaning given in subsection 6.05(a).

“Founder Investor Termination Put Option” shall have the meaning given in subsection 6.05(a).

“Founder Investors” shall have the meaning given in the Preamble.

“Founder Investors Lock-Up Period” shall mean, with respect to Lock-Up Securities that are held by a Founder Investor or his or its Permitted Transferees, the period ending one (1) year after the date hereof.

“GS Affiliate” shall have the meaning given in Section 7.05.

“GSW” shall have the meaning given in the Preamble.

“GSW Lock-Up Transfer Right” shall have the meaning given in subsection 7.02(c).

“GSW Priority Offering” shall have the meaning given in subsection 2.01(d)(ii).

“GSW Priority Offering Right” shall have the meaning given in subsection 2.01(d)(ii).

“GSW Total Equity Interest” shall mean, with respect to GSW at a particular time of determination, the percentage equal to (a) the number of GSW’s Equivalent Economic Beneficial Shares as of such time, divided by (b) an amount equal to (i) GSW’s Equivalent Economic Beneficial Shares as of such time, plus (ii) the number of issued and outstanding Class A Shares as of such time that are held by Persons other than GSW or any of its Affiliates, plus (iii) the number of issued and outstanding Class C Shares as of such time, if any, that are held by Persons other than GSW or any of its Affiliates. The GSW Total Equity Interest as of Closing is set forth opposite GSW’s name in Schedule B hereto.

“GSW Voting Interest” shall mean, with respect to GSW at a particular time of determination, the percentage equal to (a) the number of Class A Shares held by GSW or any of its Affiliates as of such time, divided by (b) the aggregate number of Class A Shares, Class B Shares and Class D Shares issued and outstanding as of such time. The GSW Voting Interest as of Closing is set forth opposite GSW’s name in Schedule B hereto.

“Initiating Coordinating Significant Shareholder” shall have the meaning given in subsection 5.01(b).

“Investors” shall have the meaning given in the Preamble.

“INR” shall mean Indian rupee, the lawful currency of India.

“JERA” shall have the meaning given in the Preamble.

“Law” shall mean and include all applicable statutes, enactments, acts of legislature, laws, ordinances, rules, by-laws, regulations, binding directions, directives and orders of any governmental authority, statutory authority, tribunal, board, court or recognized stock exchange and, if applicable, international treaties, having jurisdiction over the matter in question and having the force of law.

“Lock-Up Investor” shall have the meaning given in subsection 7.01(a).

“Lock-Up Period” shall mean the Private Placement Lock-Up Period, the Significant Shareholders Lock-Up Period and the Founder Investors Lock-Up Period, as applicable.

“Lock-Up Securities” shall have the meaning given in subsection 7.01(a).

“Maximum Number of Securities” shall have the meaning given in subsection 2.01(d)(i).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact or alleged omission of a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Parties” shall have the meaning given in the Preamble.

“Permitted Transfer” shall mean, with respect to an Investor, a Transfer by such Investor of its Registrable Securities, Lock-Up Securities or ReNew India Common Shares, as applicable, (i) to such Investor’s Affiliates (which, for the avoidance of doubt, includes a Transfer by a Founder Investor to its Affiliates pursuant to its rights under Clause [4.5(b)] (Founder Investor Exchange Rights) under the shareholders’ agreement dated the date hereof in respect of the Company), (ii) if such Investor is not a natural person, to its shareholders, partners or members upon its liquidation, (iii) if such Investor is a natural person, (A) by bona fide gift to any immediate family members (including spouses, significant others, lineal descendants and ascendants (including adopted and step children and parents of such Person)), brothers and sisters (including half-sibling and step-siblings) of such Investor or such Investor’s spouse or siblings (collectively, “Family Members”), (B) to a family trust, established for the exclusive benefit of such Investor or any of his Family Members for estate planning purposes, (C) by virtue of laws of descent and distribution upon death of such Investor or (D) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (iv) with respect to a Founder Investor, pursuant to a Put Sale or a Swap Option conducted in order to finance the purchase of ReNew India Common Shares for the repayment, prepayment or other discharge of Founder Indebtedness, in each case of clauses (i) through (iv), in accordance with, and to the extent permitted by, this Agreement, and subject to any restriction in the organizational documents of the Company and ReNew India and any other applicable agreement between such Investor and the Company or ReNew India.

“Permitted Transferee” shall mean, with respect to an Investor, a transferee of a Permitted Transfer by such Investor.

“Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.02(a).

“Platinum Cactus” shall have the meaning given in the Preamble.

“Private Placement Lock-Up Period” shall mean, with respect to Private Placement Warrants that are held by the Sponsor or its Permitted Transferees, and any Class A Shares issued, or issuable, upon the exercise or conversion of the Private Placement Warrants and that are held by the Sponsor or its Permitted Transferees, the period ending thirty (30) days after Closing.

“Private Placement Warrants” shall have the meaning given in the Recitals.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Put Sale” shall have the meaning given in Section 6.01.

“Put Shares” shall have the meaning given in Section 6.01.

“Registrable Securities” shall mean (i) the Class A Shares held by the Significant Shareholders as of the date of this Agreement, (ii) the Class C Shares held by GSW as of the date of this Agreement, (iii) the Class A Shares and the Class C Shares, as applicable, issuable to CPP Investments and GSW after the date hereof pursuant to the terms of the Business Combination Agreement, (iv) the Class A Shares issued, or issuable, upon conversion of the Private Placement Warrants, (v) Class A Shares held by any Transferee of GSW resulting from the re-designation of Class C Shares as such Class A Shares in accordance with the Company’s articles of association upon a Transfer of such Class C Shares by GSW to such Transferee and to whom GSW has assigned its rights, duties and obligations hereunder in accordance with Section 8.02, (vi) Class C Shares held by any Transferee of GSW where such Class C Shares are not re-designated as Class A Shares under the Company’s articles of association upon a Transfer of such Class C Shares by GSW to such Transferee and to whom GSW has assigned its rights, duties and obligations hereunder in accordance with Section 8.02, (vii) Class A Shares to be issued by the Company upon the exercise of any Founder Investor Put Option and/or Swap Option as set out herein, (viii) Class A Shares issuable to a Founder Investor or its Affiliate pursuant to Clause [4.5(b)] (Founder Investor Exchange Rights) of the shareholders’ agreement dated the date hereof in respect of the Company and (ix) any other equity security of the Company issued or issuable with respect to any securities referenced in clauses (i) through (viii) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization, rights issue or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities becoming effective under the Securities Act and such securities being sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities being otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer being delivered by the Company and subsequent public distribution of such securities not requiring registration under the Securities Act; (C) such securities ceasing to be outstanding; (D) such securities being permitted to be sold without registration pursuant to

Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) without limitation on the amount of securities sold or the manner of sale or other restrictions or limitations; and (E) such securities being sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of the Company in a Registration, including, without limitation, the following:

(a)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and registration fees payable to any securities exchange on which any Shares are then listed;

(b)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for the Company;

(e)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;

(f)	fees and expenses of the Company’s transfer agent;

(g)	the Company’s reasonable roadshow and travel expenses (if any); and

(h)

reasonable and documented fees and expenses of one (1) legal counsel selected by the Demanding Significant Shareholder initiating an Underwritten Offering to be registered for offer and sale in the applicable Registration (not to exceed US$75,000 without the consent of the Company).

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“ReNew India” shall have the meaning given in the Recitals.

“ReNew India Common Shares” shall mean the equity shares in the issued, subscribed and paid-up share capital of ReNew India having a par value of INR 10 each.

“Requesting Significant Shareholder” shall have the meaning given in subsection 2.01(c).

“Restricted CPP Investments Group” means the investment group within CPP Investments administratively referred to, as of the date of this Agreement, as the “Fundamental Equities Asia” group of CPP Investments (but not including its direct or indirect portfolio companies, investee entities, investee funds or other investments). For the avoidance of doubt, the Restricted CPP Investments Group shall not include any other investment group of CPP Investments (including the “Credit Investments” group or its credit investments).

“RMG” shall have the meaning given in the Preamble.

“SACEF” shall have the meaning given in the Preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shares” shall mean the Class A Shares, the Class B Share, the Class C Shares and the Class D Share.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Significant Shareholder” shall have the meaning given in the Preamble.

“Significant Shareholders Lock-Up Period” shall mean, with respect to Lock-Up Securities (other than the Private Placement Warrants, which are subject to the Private Placement Lock-Up Period) that are held by a Significant Shareholder (other than SACEF, which shall not be subject to any Lock-Up Period) or its Permitted Transferees, the period ending one hundred eighty (180) days after the date hereof.

“Specified Executive Officers” shall mean each of Muthukumaran Doraiswami (Chief Financial Officer of the Company), Balram Mehta (Chief Operating Officer of the Company), Sanjay Chacko Varghese (President of the Company) and Mayank Bansal (President of the Company).

“Sponsor” shall have the meaning given in the Preamble.

“Sponsor Shares” shall have the meaning given in the Recitals.

“SS Entity” shall have the meaning given in the Preamble.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.01(b).

“Subsidiary” shall mean, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Swap Option” shall have the meaning given in subsection 6.08.

“Transfer” shall have the meaning given in subsection 7.01(a).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” or “Underwritten Registration” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.01(c).

“US$” shall mean U.S. dollar, the lawful currency of the United States of America.

“Withdrawal Notice” shall have the meaning given in subsection 2.01(e).

ARTICLE II

REGISTRATIONS

Section 2.01 Shelf Registration.

(a) Resale Registration Statement. As soon as reasonably practicable but no later than thirty (30) calendar days following the Closing (the “Filing Date”), the Company shall file a Registration Statement for a Shelf Registration (a “Resale Shelf Registration Statement”) on Form F-1 (the “Form F-1 Shelf”) covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Significant Shareholder or Founder Investor (or any permitted assign or transferee of the Founder Investor that becomes a party to this Agreement pursuant to Section 8.02) named therein. The Company shall use its reasonable best efforts to maintain the Shelf in accordance with the terms hereof, and shall use reasonable best efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep the Shelf continuously effective, available for use to permit all Significant Shareholders and Founder Investors (or any permitted assign or transferee of the Founder Investor that becomes a party to this Agreement pursuant to Section 8.02) named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Following the filing of a Form F-1 Shelf, the Company shall use its reasonable best efforts to register all of the Registrable Securities that are registered on a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) as soon as practicable after the Company is eligible to use Form F-3. If during the first year following the Closing, a Form F-1 Shelf has not been filed by the Company or if at any time when the Company is eligible to use Form F-3 the Company has not filed and maintained an effective Form F-3 Shelf, each Significant Shareholder and Founder Investor shall be permitted to request the Company, and the Company shall use reasonable best efforts, to file and maintain an effective Registration Statement on Form F-1 or Form F-3, as applicable. The Company undertakes to file a new, or supplement, or, if required, amend, any Registration Statement to add as a selling stockholder therein (i) a party who receives, or who will receive, Registrable Securities pursuant to a Founder Investor’s exercise of its rights under Section 6.01(a) or Section 6.08. The Company shall use its commercially reasonable efforts to file, in respect of any such supplement or amendment to a Registration Statement, as the case may be, within seven (7) Business Days of, or, in respect of any filing of a new Registration Statement, within ten (10) Business Days of, receiving such notice.

(b) Subsequent Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 2.03, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Significant Shareholder or Founder Investor named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. The Parties agree that, except for the Registrable Securities, no other securities of the Company shall be included in the Shelf Registration and any Subsequent Shelf Registration.

(c) Requests for Underwritten Shelf Takedown. Subject to the provisions of subsection 2.01(d), subsection 2.01(e), Section 2.03, Article V and Article VII hereof:

(i) At any time and from time to time when an effective Shelf is on file with the Commission, any Significant Shareholder (a “Demanding Significant Shareholder”) may request to sell all or a portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”). All requests for an Underwritten Shelf Takedown shall be made by giving written notice to the Company, which shall specify the number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall, within ten (10) days of the Company’s receipt of a request for the Underwritten Shelf Takedown, notify, in writing, all other Significant Shareholders of such request, and each Significant Shareholder who thereafter wishes to include all or a portion of its Registrable Securities in such Underwritten Shelf Takedown (each such Significant Shareholder that includes Registrable Securities in such Underwritten Shelf Takedown, a “Requesting Significant Shareholder”) shall so notify the Company, in writing, within five (5) days after the receipt by such Significant Shareholder of the notice from the Company, which notice shall specify the number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown; provided that subject to subsection 2.01(d)(ii), the maximum number of its Registrable Securities that each Requesting Significant Shareholder shall be entitled to have included in such Underwritten Shelf Takedown shall equal and not exceed (A) the number of such Significant Shareholder’s Registrable Securities, multiplied by (B) a fraction, the numerator of which is such Significant Shareholder’s Effective Economic Interest at such time and the denominator of which is the aggregate of the Effective Economic Interests of the Demanding Significant Shareholder and all Requesting Significant Shareholder(s) at such time.

(ii) The Company shall use reasonable best efforts to effect, as soon thereafter as practicable, the offering of all Registrable Securities requested by the Demanding Significant Shareholder and Requesting Significant Shareholders(s) in an Underwritten Shelf Takedown pursuant to and in accordance with this subsection 2.01(c). The Company shall have the right to select the Underwriter(s) for such Underwritten Offering. The Company shall not be required to include any Significant Shareholder’s Registrable Securities in such Underwritten Shelf Takedown unless such Significant Shareholder accepts the terms of the underwriting agreement as agreed upon between the Company and its Underwriter(s) (which shall, for the avoidance of doubt, only be such terms as are customary) and enters into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. Notwithstanding anything in this subsection 2.01(c) to the contrary, (A) each Significant Shareholder (including GSW, in connection with a GS Priority Offering) shall be permitted to request (I) not more than two (2) Underwritten Shelf Takedowns pursuant to this subsection 2.01(c) during the one (1) year period following the Closing and (II) not more than one (1) Underwritten Shelf Takedown pursuant to this subsection 2.01(c) in each calendar quarter after the date that is one (1) year following the Closing, and (B) the Company shall not be obligated to effect an Underwritten Shelf Takedown requested by a Significant Shareholder (I) during the one (1) year period following the Closing if the Company had previously effected an Underwritten Shelf Takedown requested by such Significant Shareholder within the three (3) month-period immediately prior to the date of such request or (II) during any calendar quarter after the date that is one (1) year following the Closing if the Company had previously effected in aggregate two (2) Underwritten Shelf Takedowns requested by any Significant Shareholder in such calendar quarter. Notwithstanding anything to the contrary in this Agreement, the

Company may effect any Underwritten Shelf Takedown pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering. The Company agrees to use reasonable best efforts to file any post-effective amendment to the Registration Statement or prospectus supplement to the Prospectus reasonably necessary in order to effect any Underwritten Shelf Takedown.

(d) Reduction of Underwritten Shelf Takedown.

(i) If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown advises the Company, the Demanding Significant Shareholder and the Requesting Significant Shareholder(s) (if any) in writing that the aggregate dollar amount or number of Registrable Securities that the Demanding Significant Shareholder and the Requesting Significant Shareholder(s) (if any) desire to sell pursuant to subsection 2.01(c), taken together with all other Class A Shares or other equity securities that the Company desires to sell and the Class A Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Shelf Takedown pursuant to separate written contractual piggy-back registration rights held by any other security holders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Shelf Takedown without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then, subject to subsection 2.01(d)(ii), the Company shall include in such Underwritten Shelf Takedown, as follows: (A) first, the Registrable Securities of SACEF, if any, that SACEF has requested to be included in such Underwritten Shelf Takedown pursuant to subsection 2.01(c); (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of the Demanding Significant Shareholder and the Requesting Significant Shareholder(s) (if any), in each case, other than SACEF (pro rata based on the respective number of Registrable Securities that each of the Demanding Significant Shareholder and Requesting Significant Shareholder(s) (if any), other than SACEF, has requested be included in such Underwritten Shelf Takedown pursuant to subsection 2.01(c) and the aggregate number of Registrable Securities that the Demanding Significant Shareholder and Requesting Significant Shareholder(s) (if any), other than SACEF, have requested be included in such Underwritten Registration pursuant to subsection 2.01(c)), that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Class A Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) through (C), Class A Shares or other equity securities of other Persons that the Company is obligated to include in such Underwritten Shelf Takedown pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(ii) Notwithstanding anything in subsection 2.01(d)(i) to the contrary, in the case of a reduction of Registrable Securities in any Underwritten Offering pursuant to subsection 2.01(d)(i), if GSW has requested that all or a portion of its Registrable Securities be included in such Underwritten Shelf Takedown pursuant to subsection 2.01(c), the Company shall, include in such Underwritten Offering, in priority to all other Registrable Securities and other equity securities that all other applicable Persons desire or have requested to be included in such Underwritten Offering, such number of its Registrable Securities that it has requested to be included in such Underwritten Offering pursuant to subsection 2.01(c) determined as follows (such right of GSW, the “GSW Priority Offering Right” and any Underwritten Offering in respect of which GSW exercises the GSW Priority Offering Right, a “GSW Priority Offering”): (A) if GSW is the Demanding Significant Shareholder with respect to such Underwritten Offering, GSW shall have the GSW Priority Offering Right in respect of a number of its Registrable Securities equal to the greater of (I) such number of Registrable Securities that, when taken together with the number of all Registrable Securities previously sold by GSW in all prior Underwritten Offerings in which GSW was the Demanding Significant Shareholder, in aggregate represent 5% of the Equivalent Outstanding Beneficial Shares at such time and (II) such number of its Registrable Securities as may be necessary to enable GSW to reduce (x) its GSW Total Equity Interest to 33% and/or (y) its GSW Voting Interest to 4.9%; or (B) if GSW is not the Demanding Significant Shareholder with respect to such Underwritten Offering, GSW shall have the GSW Priority Offering Right in respect of such number of its Registrable Securities as may be necessary to enable GSW to reduce (I) its GSW Total Equity Interest to 33% and/or (II) its GSW Voting Interest to 4.9%. For the avoidance of doubt, once GSW has reduced its GSW Total Equity Interest to 33% and/or its GSW Voting Interest to 4.9%, no further GSW Priority Offering Right shall apply; provided that if GSW’s GSW Total Equity Interest and/or the GSW Voting Interest goes back or is reasonably and imminently expected to go back above those levels as a result of a buyback of Shares by the Company or any action undertaken by a Person other than GSW or any of its Affiliates and not caused by an act or omission on the part of GSW or any of its Affiliates, GSW may exercise the GSW Priority Offering Right to reduce its GSW Total Equity Interest to 33% and/or its GSW Voting Interest to 4.9%, on the terms and subject to the restrictions contained in this Agreement.

(iii) In the event that GSW exercises the GSW Priority Offering Right in respect of any Underwritten Offering, then, in each subsequent Underwritten Offering that is not a GSW Priority Offering, each other Significant Shareholder shall be entitled to sell its Registrable Securities in such Underwritten Offering (pro rata based on the respective number of Registrable Securities that each such Significant Shareholder had requested be included pursuant to subsection 2.01(c) in all prior GSW Priority Offering(s) and the aggregate number of Registrable Securities that all such Significant Shareholders had requested be included pursuant to subsection 2.01(c) in all prior GSW Priority Offering(s)) in priority to any Registrable Securities requested by GSW to be included in such Underwritten Offering until each such Significant Shareholder has sold in such subsequent Underwritten Offerings such number of its Registrable Securities that it had requested and would have been entitled to sell in all GSW Priority Offerings pursuant to subsections 2.01(c) and (d) but for GSW’s exercise of the GSW Priority Offering Right (such Significant Shareholder’s right, the “Catch-Up Right”); provided that, (A) if, no Significant Shareholder participates in a GSW Priority Offering, then, for the avoidance of doubt, there shall be no reduction in the number of Registrable Securities proposed to be offered by GSW in any subsequent Underwritten Offering that is not a GSW Priority Offering, (B) if a Significant Shareholder elects not to participate in a GSW Priority Offering, such Significant Shareholder shall not be entitled to a Catch-Up Right in respect of such GSW Priority Offering and (C) if a Significant Shareholder that had experienced a disproportionate cutback as a result of GSW’s exercise of the GSW Priority Offering Right elects not to participate in one or more subsequent Underwritten Offering that is not a GSW Priority Offering in which GSW is the Demanding Significant Shareholder, such Significant Shareholder shall cease to be entitled to its Catch-Up Right in respect of such number of its Registrable Securities it would have been entitled to sell pursuant to its Catch-Up Right had it participated in such subsequent Underwritten Offering.

(iv) In the event that securities of the Company that are convertible into Class A Shares are included in the applicable Underwritten Offering, the calculations under this subsection 2.01(d) shall include such Company securities on an as-converted to Class A Shares basis.

(e) Underwritten Shelf Takedown Withdrawal. Prior to the filing of the applicable preliminary or “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, the Demanding Significant Shareholder initiating an Underwritten Shelf Takedown pursuant to subsection 2.01(c) shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Underwritten Shelf Takedown. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2.01(c), unless such Demanding Significant Shareholder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Significant Shareholder(s) that had elected to participate in such Underwritten Shelf Takedown. Any such other Significant Shareholder may elect to have the Company continue an Underwritten Shelf Takedown in which case such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such other Significant Shareholder for purposes of subsection 2.01(c). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this subsection 2.01(e), other than if the Demanding Significant Shareholder elects to pay such Registration Expenses pursuant to the second sentence of this subsection 2.01(e).

(f) Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration

Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced in accordance with Section 2.01(d), provided that any Registrable Securities requested by a Founder Investor to be registered on such Registration Statement pursuant to Section 2.01(c) shall be included in such Registration Statement, in each case subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

Section 2.02 Piggyback Registration.

(a) Piggyback Rights. Subject to Article V and Article VII, if, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of security holders of the Company (other than the Investors), other than a Registration Statement (i) filed in connection with any employee share option, share purchase or repurchase or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing security holders, debt holders or other creditors, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a registration on Form F-4 or Form F-8 or any similar or successor registration form under the Securities Act subsequently adopted by the Commission, (v) to give effect to a Put Sale or Swap Option or (vi) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Significant Shareholders that hold Registrable Securities and Founder Investors as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Significant Shareholders that hold Registrable Securities and the Founder Investors the opportunity to include in such registered offering such number of Registrable Securities as such Significant Shareholders and the Founder Investors may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”); provided that subject to subsection 2.01(d)(ii), the maximum number of its Registrable Securities that each Significant Shareholder and/or the Founder Investor shall be entitled to sell in such Piggyback Registration shall equal and not exceed (i) the number of such Significant Shareholder’s or Founder Investors’ Registrable Securities, multiplied by (ii) a fraction, the numerator of which is such Significant Shareholder’s or Founder Investors’ Effective Economic Interest at such time and the denominator of which is the aggregate of the Effective Economic Interests at such time of all Significant Shareholders and Founder Investors that hold Registrable Securities. Subject to subsection 2.02(b) the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall, if applicable, use its reasonable best efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Significant Shareholders and/ or the Founder Investors, as the case may be, pursuant to this subsection 2.02(a) to be included in such Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Company shall have the right to select the Underwriter(s) for an Underwritten Offering by the Company. The inclusion of any such Significant Shareholder’s or Founder Investor’s Registrable Securities shall be subject to such Significant Shareholder’s or Founder Investor’s, as the case may be, agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b) Reduction of Piggyback Registration.

(i) If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, on account of the market factors, advises the Company and the Significant Shareholders and the Founder Investors participating in the Piggyback Registration in writing that the aggregate dollar amount or number of Class A Shares or other securities that the Company desires to sell, taken together with (x) the Class A Shares or other securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Investors, (y) the Registrable Securities as to which Registration has been requested pursuant to Section 2.02(a) hereof, and (z) the Class A Shares or other securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other security holders of the Company, exceeds the Maximum Number of Securities, then, the Company shall include in any such Registration as follows:

(A) If the Registration is undertaken for the Company’s account: (I) first, if GSW has requested that all or a portion of its Registrable Securities be included in such Piggyback Registration pursuant to subsection 2.02(a), such number of Registrable Securities that GSW has requested to be included in such Piggyback Registration pursuant to subsection 2.02(a) as may be necessary to enable GSW to reduce (x) its GSW Total Equity Interest to 33%

and/or (y) its GSW Voting Interest to 4.9%, (II) second, Class A Shares or other equity securities that the Company desires to sell for purposes of a Founder Investor Put Financing Issuance (if any) and the Registrable Securities of SACEF (if any) that SACEF has requested to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities; (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), (x) Class A Shares or other equity securities that the Company desires to sell for purposes other than a Founder Investor Put Financing Issuance (if any), (y) the Registrable Securities of Investors (other than SACEF) exercising their rights to register their Registrable Securities pursuant to subsection 2.02(a) hereof and (z) Class A Shares or other securities, if any, for the account of other Persons that the Company is obligated to include in such Registration pursuant to separate written contractual arrangements with such Persons, pro rata, based on (aa) in the case of the Company, the number of Class A Shares or other equity securities that the Company desires to sell for purposes other than a Founder Investor Put Financing Issuance (if any), and in the case of each of such Investors and Persons referred to in this clause (III), the respective number of Registrable Securities, Class A Shares or other equity securities, as the case may be, that each such Investor or Person has so requested to be included in such Registration and (bb) the aggregate number of all such Registrable Securities, Class A Shares and other equity securities of the Company that the Company desires to sell for such aforementioned purposes or that all such Investors and Persons referred to in this clause (III) have requested to be included in such Registration, as the case may be, which can be sold without exceeding the Maximum Number of Securities, and provided that, if GSW has exercised its priority to register any Registrable Securities in accordance with clause (I) above, then GSW’s pro rata entitlement to register Registerable Securities under this clause (III) shall be deemed reduced by the number of Registrable Securities that GSW registered in accordance with (I) above.

(B) If the Registration is pursuant to a request by Persons other than the Investors: (I) first, Class A Shares or other equity securities, if any, of such requesting Persons other than the Investors, which can be sold without exceeding the Maximum Number of Securities; (II) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), if GSW has requested that all or a portion of its Registrable Securities be included in such Piggyback Registration pursuant to subsection 2.02(a), such number of Registrable Securities that GSW has requested to be included in such Piggyback Registration pursuant to subsection 2.02(a) as may be necessary to enable GSW to reduce (x) its GSW Total Equity Interest to 33% and/or (y) its GSW Voting Interest to 4.9%, (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), (x) Class A Shares or other equity securities that the Company desires to sell for purposes of a Founder Investor Put Financing Issuance (if any) and (y) Registrable Securities of SACEF (if any) that SACEF has requested to be included in such Registration, which can be sold without exceeding the Maximum Number of Securities, (IV) fourth, to the extent that the Maximum Number of

Securities has not been reached under the foregoing clauses (I), (II) and (III), (x) Class A Shares or other equity securities that the Company desires to sell for purposes other than a Founder Investor Put Financing Issuance (if any), (y) the Registrable Securities of Investors (other than SACEF) exercising their rights to register their Registrable Securities pursuant to subsection 2.02(a) hereof and (z) Class A Shares or other securities, if any, for the account of other Persons that the Company is obligated to include in such Registration pursuant to separate written contractual arrangements with such Persons, pro rata, based on (aa) in the case of the Company, the number of Class A Shares or other equity securities that the Company desires to sell for purposes other than a Founder Investor Put Financing Issuance (if any), and in the case of each of such Investors and Persons referred to in this clause (IV), the respective number of Registrable Securities, Class A Shares or other equity securities, as the case may be, that each such Investor or Person has so requested to be included in such Registration and (bb) the aggregate number of all such Registrable Securities, Class A Shares and other equity securities of the Company that the Company desires to sell for such aforementioned purposes or that all such Investors and Persons referred to in this clause (IV) have requested to be included in such Registration, as the case may be, which can be sold without exceeding the Maximum Number of Securities, and provided that, if GSW has exercised its priority to register any Registrable Securities in accordance with clause (I) above, then GSW’s pro rata entitlement to register Registerable Securities under this clause (III) shall be deemed reduced by the number of Registrable Securities that GSW registered in accordance with (I) above.

(ii) In the event that securities of the Company that are convertible into Class A Shares are included in the applicable Piggyback Registration, the calculations under this subsection 2.02(b) shall include such Company securities on an as-converted to Class A Shares basis.

(c) Piggyback Registration Withdrawal. Any Significant Shareholder or Founder Investor that has requested to participate in a Piggyback Registration shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable preliminary or “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction). The Company (whether on its own determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.02(c).

(d) Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.02 hereof shall not be counted as a Registration pursuant to an Underwritten Offering effected under subsection 2.01(c) hereof.

Section 2.03 Restrictions on Registration Rights. Notwithstanding anything herein to the contrary, if (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice regarding such Registration to the Significant Shareholders prior to receipt of a Demand Underwritten Registration pursuant to subsection 2.01(c) and it continues to actively employ, in good faith, reasonable best efforts to cause the applicable Registration Statement to become effective, (B) with respect to a Demand Underwritten Registration, the Demanding Significant Shareholder has requested an Underwritten Registration and the Company and the Demanding Significant Shareholder is (or are) unable to obtain the commitment of Underwriters to firmly underwrite the offer, or (C) in the good faith judgment of a majority of the Board such Registration would be seriously detrimental to the Company and a majority of the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Significant Shareholders a written notice to the effect of (A), (B) or (C) and that it is therefore necessary to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner for more than one hundred and twenty (120) days in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement but subject to Article VI, the Company shall not be required to effect or permit any Registration or cause any Registration Statement to become effective, with respect to any Registrable Securities held by any Investor, until after the expiration of the Lock-Up Period applicable to such Registrable Securities.

Section 2.04 Market Stand-Off Agreement. In connection with any Underwritten Offering of equity securities of the Company, each Investor given an opportunity to participate in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not Transfer any Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 90-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Shares, except in the event the managing Underwriters otherwise agree by written consent, and each Investor agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Investors); provided, however, that this Section 2.04 shall not apply to (i) the Founder Investors in connection with the repayment, prepayment or other discharge of Founder Indebtedness, or (ii) GSW in connection with any Transfer of Shares or other equity securities of the Company necessary to enable GSW to reduce (I) its GSW Total Equity Interest to 33% and/or (II) its GSW Voting Interest to 4.9%.

Section 2.05 Termination of Registration Rights. The right of any Investor, if any, to request inclusion of Registrable Securities in any Registration pursuant to Article II shall terminate on the earlier of the date on which (x) all of the Registrable Securities held by such Investor hereof have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) and such Investor does not hold any ReNew India Common Shares and (y) all of the Investors with Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale or other restrictions or limitations and no Investor holds any ReNew India Common Shares. The provisions of Section 3.05 and Article IV shall survive such termination.

ARTICLE III

COMPANY PROCEDURES

Section 3.01 General Procedures. If at any time on or after the date hereof (x) the Company is required to effect the Registration of Registrable Securities pursuant to Article II or (y) an Investor notifies the Company in writing of its intention to transfer (subject to this Agreement) Registrable Securities or any depositary receipts or other instruments representing such securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and to facilitate such transfer of Registrable Securities or any depositary receipts or other instrument representing such securities, and pursuant thereto the Company shall, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Significant Shareholders that hold at least 5% of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or by any Founder Investor who has exercised its rights pursuant to Section 6.01(a) or Section 6.08, or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c) prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Significant Shareholders with Registrable Securities included in such Registration, and such Significant Shareholders’ legal counsel, and, with respect to any Founder Investor that has exercised its rights pursuant to Section 6.01(a) or Section 6.08, such Founder Investor and Founder Investor’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the

Underwriters and the Significant Shareholders with Registrable Securities included in such Registration or the legal counsel for any such Significant Shareholders may request in order to facilitate the disposition of the Registrable Securities owned by such Significant Shareholders, or, with respect to any Founder Investor that has exercised its rights pursuant to Section 6.01(a) or Section 6.08, as such Founder Investor may request in order to facilitate a Put Sale or the exercise of the Swap Option pursuant to such Registration;

(d) prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Significant Shareholders with Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) or Founder Investors may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Significant Shareholders with Registrable Securities included in such Registration Statement or Founder Investors to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(f) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h) at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

(i) notify the Significant Shareholders with Registrable Securities included in such Registration Statement or, with respect to any Founder Investor that has exercised its rights pursuant to Section 6.01(a) or Section 6.08, such Founder Investor, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.04 hereof;

(j) permit a representative of the Significant Shareholders with Registrable Securities included in such Registration Statement, the Founder Investors, the Underwriters, if any, and any attorney or accountant retained by such Significant Shareholders or the Founder Investors or Underwriter, and with respect to any Founder Investor that has exercised its rights pursuant to Section 6.01(a) or Section 6.08, such Founder Investor and any attorney or accountant retained by such Founder Investor, to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k) obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Significant Shareholders and, in the case of a Founder Investor Put Financing Issuance and Swap Option, the Founder Investors;

(l) on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letters, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Significant Shareholders with Registrable Securities included in such Registration Statement and, in the case of a Founder Investor Put Financing Issuance and Swap Option, the Founder Investors, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Significant Shareholders, placement agent, sales agent, Underwriter or, in the case of a Founder Investor Put Financing Issuance and Swap Option, the Founder Investors may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Significant Shareholders or, in the case of a Founder Investor Put Financing Issuance and Swap Option, the Founder Investors; provided, however, that counsel for the Company shall not be required to provide any opinions with respect to any Investor;

(m) in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such Underwritten Offering;

(n) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(o) if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of US$50,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

(p) provide such certifications and opinions as may be reasonably required by the Company’s share registrar and the relevant clearing systems in connection with transfers of Registrable Securities or any depositary receipts or other instruments representing such securities; and

(q) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Significant Shareholders or, with respect to any Founder Investor that has exercised its rights pursuant to Section 6.01(a) or Section 6.08, such Founder Investor, in connection with such Registration or transfer of Registrable Securities or any depositary receipts or other instruments representing such securities.

Section 3.02 Registration Expenses. Subject to Section 2.01(e), the Registration Expenses of all Registrations shall be borne by the Company. The Investors acknowledge that the Investors shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Investors.

Section 3.03 Requirements for Participation in Underwritten Offerings. Each Investor shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Investor does not provide such information, the Company may exclude such Investor’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company reasonably determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Investor continues thereafter to withhold such information. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of an Investor’s Registrable Securities as a result of this Section 3.03 shall not affect the Registration of the other Registrable Securities to be included in such Registration.

Section 3.04 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Significant Shareholders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Significant Shareholders with Registrable Securities and, in the event any Founder Investor has exercised its rights pursuant to Section 6.01(a) or Section 6.08, such Founder Investor, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company shall only be entitled to exercise such right to delay or suspension for no longer than ninety (90) days in any consecutive twelve (12) month period. In the event the Company exercises its rights under the preceding sentence, the Significant Shareholders and the Founder Investors agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Significant Shareholders with Registrable Securities and, in the event any Founder Investor has exercised its rights pursuant to Section 6.01(a) or Section 6.08, such Founder Investor of the expiration of any period during which it exercised its rights under this Section 3.04.

Section 3.05 Reporting Obligations. As long as any Investor shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Class A Shares or Class C Shares held by such Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Investor, the Company shall deliver to such Investor a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.01 Indemnification.

(a) The Company agrees to indemnify, to the extent permitted by Law, each Investor holding Registrable Securities, its officers, directors, employees, members, Affiliates advisors and agents and each Person who controls such Investor (within the meaning of the Securities Act) and the Founder Investors (and their nominees and affiliates against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) arising out of or that are based upon any Misstatement or alleged

Misstatement contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Investor expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Investors.

(b) In connection with any Registration Statement in which an Investor is participating, such Investor shall, to the extent permitted by Law, indemnify, the Company, its directors, officers, employees, members (except the participating Investor and its Affiliate(s)), Affiliates, advisors and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) arising out of or that are based upon any Misstatement or alleged Misstatement contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, but only to the extent that such Misstatement or alleged Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Investor expressly for use therein; provided, however, that the obligation to indemnify shall be several, and not joint or joint and several, among such Investors (except the Founder Investors, in whose case such liability shall be joint and several among them), and the liability of each such Investor shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities pursuant to such Registration Statement. Such Investors shall severally, and not jointly or jointly and severally (except the Founder Investors, who shall jointly and severally), indemnify the Underwriters, their officers, directors, employees, members, Affiliates, advisors and agents and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

(c) Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, or such indemnified and indemnifying parties have conflicting or different defenses with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, or such indemnified and indemnifying parties have conflicting or different defenses with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Investor participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Investor’s indemnification is unavailable for any reason.

(e) If the indemnification provided under Sections 4.01(a) through (d) hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any Misstatement or alleged Misstatement was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Investor under this subsection 4.01(e) shall be limited to the amount of the net proceeds received by such Investor in such offering giving rise to such liability, and no Investor shall have any liability for contribution to the extent that such Investor would not have been liable for indemnification pursuant to this Agreement. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.01(a), 4.01(b) and 4.01(c) above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this subsection 4.01(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.01(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.01(e) from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

COORDINATION

Section 5.01 Coordination and Cooperation.

(a) Notwithstanding anything in Article II to the contrary, each Significant Shareholder, other than (x) SACEF and (y) the Sponsor for so long as it is not an Affiliate of the Company (each, a “Coordinating Significant Shareholder”), hereby agrees, in order to ensure the orderly and equitable sale of Class A Shares and Class C Shares held by the Coordinating Significant Shareholders, to use its best efforts to coordinate with each other Coordinating Significant Shareholder in respect of all Transfers of Class A Shares and Class C Shares, including with respect to the timing and process of such Transfers of Shares, pursuant to the following (each, a “Coordination Transfer”):

(i) any Underwritten Offering of Registrable Securities, except for underwritten block trades after two (2) years from Closing, or

(ii) any registered offering that is not an Underwritten Offering, or any sale pursuant to Rule 144 sales (or any similar provision) promulgated under the Securities Act occurring up to the earlier of:

(A) the date that is two (2) years following the Closing; and

(B) in relation to any Coordinating Significant Shareholder, the date on which such Coordinating Significant Shareholder’s Effective Economic Interest is less than or equal to 25% of the Effective Economic Interest held by such Coordinating Significant Shareholder immediately following the Closing. For purposes of this provision, Effective Economic Interest excludes all unvested and vested but unexercised share options and other convertible securities, including CCPS.

(b) Without limiting subsection 5.01(a), in the event that a Coordinating Significant Shareholder (an “Initiating Coordinating Significant Shareholder”) proposes to Transfer Class A Shares or Class C Shares pursuant to a Coordination Transfer during any calendar quarter following the expiration of the Significant Shareholders Lock-Up Period, such Initiating Coordinating Significant Shareholder shall provide written notice thereof, including the number of Shares proposed to be Transferred and the type of the proposed Coordination Transfer, to each other Coordinating Significant Shareholder no later than ten (10) days prior to the commencement of such calendar quarter; provided that if an Initiating Coordinating Significant Shareholder proposes to Transfer Class A Shares or Class C Shares pursuant to a Coordination Transfer during the calendar quarter in which the expiration of the Significant Shareholders Lock-Up Period occurs, such Initiating Coordinating Significant Shareholder shall provide such written notice no later than ten (10) days following the expiration of the Significant Shareholders Lock-Up Period. Upon receipt of such notice, such Initiating Coordinating Significant Shareholder and any other Coordinating Significant Shareholders that desire to

Transfer Class A Shares or Class C Shares pursuant to such Coordination Transfer shall discuss in good faith the timing and process with respect to such Coordination Transfer to facilitate the orderly and equitable sale of Class A Shares and Class C Shares in such Coordination Transfer by such Initiating Coordinating Significant Shareholder and such other Coordinating Significant Shareholders. Each such other Coordinating Significant Shareholder shall have the right to participate in such Coordination Transfer with such Initiating Coordinating Significant Shareholder pro rata based on the aggregate number of Class A Shares and Class C Shares (if any) that all Coordinating Significant Shareholders propose to sell in such Coordination Transfer.

(c) Notwithstanding anything in subsections 5.01(a) and (b) to the contrary, (i) this Section 5.01 shall not apply to any Transfer of Shares by GSW (A) pursuant to the GSW Lock-Up Transfer Right or (B) following the applicable Lock-Up Period, necessary to enable GSW to reduce (I) its GSW Total Equity Interest to 33% and/or (II) its GSW Voting Interest to 4.9% or, (ii) this Section 5.01 shall not apply to any Transfer of Shares by a Coordinating Significant Shareholder to its Permitted Transferees and (iii) if a Coordination Transfer by a Coordinating Significant Shareholder would result in a Change of Control and if a Founder Investor exercises the Founder Investor Change of Control Put Option in connection with such Change of Control, then such Coordination Transfer may only be consummated concurrently with or following the purchase by the Company in full of all ReNew India Common Shares that such Founder Investor has elected to sell to the Company pursuant to the Founder Investor Change of Control Put Option.

ARTICLE VI

FOUNDER INVESTOR PUT OPTIONS

Section 6.01 General.

(a) The Company hereby undertakes to, from time to time, purchase in accordance with, and subject to, the terms of this Article VI (each, a “Put Sale”), from each Founder Investor, ReNew India Common Shares held, from time to time, by such Founder Investor (including any ReNew India Common Shares acquired by such Founder Investor after the date hereof or issued to such Founder Investor upon exercise or conversion of options or other securities of ReNew India after the date hereof) (collectively, “Put Shares”), subject to the terms and conditions of this Article VI and the delivery by or, pursuant to a power of attorney as described in Section 6.10, on behalf of, such Founder Investor to the Company of a written notice specifying either the number of ReNew India Common Shares or the aggregate purchase price of ReNew India Common Shares, as the case may be, that it desires to sell to the Company and the applicable Founder Investor Put Option exercised by such Founder Investor pursuant to which such Put Sale is to be effected, in each case, in accordance with this Article VI (each, an “Exercise Notice”). For so long as any Founder Investor Put Option remains outstanding and exercisable, the Company hereby agrees to, in the same manner and subject to the restrictions on registration and the same level of efforts by which the Company is obligated to file, cause to become effective and maintain a Registration Statement (including through an underwritten shelf) pursuant to Section 2.01, Section 2.02 and Section 2.03, file and maintain an effective Registration of Class A Shares (including by way of the filing of a new stand-alone Registration

Statement for primary sales by the Company on Form F-1 or through an amendment or supplement to an existing Registration Statement), and to issue Class A Shares, pursuant to such Registration or in reliance on exemptions from or transactions not subject to the registration requirements of the U.S. Securities Act of 1933, as amended (together with any customary registration rights in connection with such exempt transaction), to the extent necessary to finance and facilitate the implementation of a Founder Investor Put Option and Swap Option in accordance with this Article VI (including to the extent the Company does not have, at the relevant time, sufficient immediately available funds to pay any amount payable by the Company in connection with a Put Sale pursuant to a Founder Investor Put Option) (each, a “Founder Investor Put Financing Issuance”). The Company (i) represents and warrants that true, accurate and complete copies of the Company’s articles of association and the Company’s board and shareholder resolutions authorizing the Company to enter into and perform this Agreement have been provided to the Founder Investors and that such resolutions have not been amended, revoked or otherwise withdrawn, and (ii) the Company undertakes to use its reasonable best efforts to procure, to the extent the Company is not already authorized, such authority as it may require under its articles of association to perform its obligations in connection with a Put Sale.

Section 6.02 Founder Investor De-Minimis Put Option.

(a) Each Founder Investor shall have the right, by delivering an Exercise Notice, to require the Company, and the Company agrees, to purchase such number of Put Shares that do not, in aggregate, exceed an aggregate purchase price payable by the Company, as determined in accordance with subsection 6.02(b), of US$12,000,000 per calendar year (the “Founder Investor De-Minimis Put Option”); provided that the Founder Investor De-Minimis Put Option may only be exercised once for each calendar year concurrently by one or more Founder Investor(s); provided, further, that a Founder Investor may also, at its election, exercise during a calendar year the Founder Investor De-Minimis Put Options in respect of the next two (2) calendar years immediately subsequent to the current calendar year, in which case the Founder Investor De-Minimis Put Option in respect of such subsequent calendar years shall be deemed to have been exercised on the first day of each such subsequent calendar year. For the avoidance of doubt, if the Founder Investor De-Minimis Put Option is exercised concurrently by one or more Founder Investor(s) once for a calendar year, the Founder Investor De-Minimis Put Option shall not be exercisable at any other time during such calendar year.

(b) The closing of a Put Sale pursuant to the exercise of the Founder Investor De-Minimis Put Option shall occur as soon as practicable, and, in any event, no later than two (2) Business Days, after the first public announcement by the Company of its financial results following the date that is twelve (12) months after the date of the Exercise Notice. The price per Put Share payable by the Company to the Founder Investors in connection with such Put Sale shall be an amount equal to (i) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing), multiplied by (ii) the volume weighted average price per Class A Share reported on the Nasdaq Stock Market during the thirty (30) trading days-period ending on the trading day immediately prior to the closing date of such Put Sale.

Section 6.03 Founder Investor Ordinary Put Option.

(a) In addition, and without prejudice, to the Founder Investor De-Minimis Put Option, each Founder Investor shall, subject to Section 6.06, have the right to, from time to time (subject to blackout periods pursuant to and in accordance with the Company’s insider trading policy) and, in aggregate not more than once each calendar quarter by all Founder Investors (and for the avoidance of doubt, once one or more Founder Investor(s) (individually or together) have made such a request during a calendar quarter, no further request shall be permitted to be made during such calendar quarter), request the Company to purchase, and the Company agrees, subject to the terms and conditions of this Article VI, to purchase, all or any number of such Founder Investor’s Put Shares as may be set forth in an Exercise Notice delivered by such Founder Investor to the Company (the “Founder Investor Ordinary Put Option”); provided that the Company shall not be obligated to purchase such Put Shares unless, and only to the extent that, following its receipt of such Exercise Notice from such Founder Investor exercising the Founder Investor Ordinary Put Option, (i) (x) the Board, acting reasonably and in consultation with the applicable Underwriters, determines that market circumstances and conditions are appropriate for the Company to undertake a Founder Investor Put Financing Issuance at such time to finance such purchase of Put Shares and (y) following such determination, the Company, using reasonable efforts, successfully consummates such Founder Investor Put Financing Issuance, or (ii) the Board determines, in its sole and absolute discretion, to finance the purchase of such Put Shares set out in the Exercise Notice with cash on hand and without consummating a Founder Investor Put Financing Issuance. The Exercise Notice for such Founder Investor Ordinary Put Option may specify that any portion of the Put Shares referred to therein comprise Put Shares in respect of which the Founder Investor De-Minimis Put Option was previously exercised and the purchase of which has not completed, in which case such exercise of the Founder Investor De-Minimis Put Option shall be deemed to have been revoked in respect of any such Put Shares that are sold pursuant to the Founder Investor Ordinary Put Option.

(b) ReNew India hereby undertakes to, from time to time, perform such actions as may be required to give effect to any Put Sale in accordance with this Agreement. ReNew India further undertakes that, to the extent required under applicable Law for the purposes of a Put Sale, ReNew India shall cooperate with and provide all information as may be reasonably required by the Founder Investor in procuring a valuation report determining the fair market valuation of the ReNew India Common Shares from a valuer to be appointed by the Founder. The valuation report provided by the valuer shall be final and binding on the other Parties. For the avoidance of doubt, the consideration payable by the Company for each Put Share pursuant to a Put Sale shall be as determined in accordance with the relevant provisions of this Article VI.

(c) The closing of any Put Sale pursuant to the exercise of the Founder Investor Ordinary Put Option shall occur as soon as practicable, and, in any event, no later than (i) in the case of a Put Sale pursuant to Section 6.03(a)(i), two (2) Business Days following the consummation of any applicable Founder Investor Put Financing Issuance undertaken by the Company in respect of such exercise of the Founder Investor Ordinary Put Option or (ii) in the case of a Put Sale pursuant to Section 6.03(a)(ii), fifteen (15) Business Days following the issuance of the Exercise Notice in respect of such exercise of the Founder Investor Ordinary Put

Option. The price per Put Share payable by the Company to the Founder Investors in connection with such Put Sale shall be an amount equal to (i) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing), multiplied by (ii) (x) in the case of a Put Sale financed by a Founder Investor Put Financing Issuance, the consideration per Class A Share actually received by the Company in connection with such Founder Investor Put Financing Issuance (being the gross proceeds received by the Company from the Founder Investor Put Financing Issuance less any Underwriters’ commissions and discounts and other expenses of the type that would have been borne by the Investors pursuant to Section 3.02, calculated on a per Class A Share basis) or (y) in the case of a Put Sale financed with cash on hand pursuant to Section 6.03(a)(ii), the volume weighted average price per Class A Share reported on the Nasdaq Stock Market during the thirty (30) trading days-period ending on the trading day immediately prior to the closing date of such Put Sale.

(d) Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that, subject to compliance with applicable Law, the Founder Investor Ordinary Put Option may be exercised prior to the expiry of the Founder Investors Lock-Up Period if the proceeds from the exercise of such Founder Investor Ordinary Put Option, net of costs and expenses and taxes incurred by the relevant Founder Investor in connection with the exercise of such Founder Investor Ordinary Put Option, shall be used by the Founder Investors solely to finance the repayment, prepayment or other discharge of indebtedness of any Founder Investor existing as at the date of this Agreement (which shall include any indebtedness incurred by a Founder Investor after the date of this Agreement to refinance such indebtedness existing as at the date of this Agreement, but only to the extent of the amount of such indebtedness refinanced) that is secured by any of the Founder Investor’s ReNew India Common Shares (“Founder Indebtedness”), including, for the avoidance of doubt, where the Company conducts such Founder Investor Put Financing Issuance concurrently with, or as part of, its own larger primary capital raise.

Section 6.04 Founder Investor Change of Control Put Option.

(a) Notwithstanding the Founder Investors Lock-Up Period, in the event that (i) any Significant Shareholder(s) proposes to Transfer securities of the Company, whether in a single transaction or series of related transactions, or (ii) the Company proposes to issue securities, whether in a single transaction or series of related transactions, in each case of clauses (i) and (ii), that would result in a Change of Control, then each Founder Investor shall have the right to require the Company, and the Company agrees, to purchase all or any number of such Founder Investor’s Put Shares as may be set forth in an Exercise Notice delivered by such Founder Investor to the Company (the “Founder Investor Change of Control Put Option”), simultaneously with the consummation of such transaction or the first transaction in a series of related transactions that would result in such Change of Control. In the case of any proposed Transfer of securities of the Company by any Significant Shareholder(s) or an issuance of securities by the Company, whether in a single transaction or series of related transactions, that would result in a Change of Control, such Significant Shareholder(s) shall notify the Founder Investors and the Company of such proposed Transfer, or, in the case of the issuance of securities by the Company, the Company shall notify the Founder Investors of such issuance, as soon as practicable but in any event no later than 20 days prior to the consummation of such transaction or the first transaction in a series of related transactions that would result in such Change of Control.

(b) The closing of any Put Sale pursuant to the exercise of the Founder Investor Change of Control Put Option shall occur simultaneously with the consummation of such transaction or series of related transactions that would result in such Change of Control or at a time mutually agreed by such Founder Investor(s) exercising the Founder Investor Change of Control Put Option and the Company. The price per Put Share payable by the Company to the Founder Investors in connection with such Put Sale shall be an amount equal to (i) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing), multiplied by (ii) the consideration per Share actually received by the Company or the selling Significant Shareholder(s), as the case may be, in connection with such transaction or series of related transactions (being the gross proceeds received by the Company or the selling Significant Shareholder(s), as the case may be, from such transaction or series of related transactions less any Underwriters’ commissions and discounts and other expenses of the type that would have been borne by the Investors pursuant to Section 3.02, calculated on a per Class A Share basis).

Section 6.05 Founder Investor Termination Put Option.

(a) Notwithstanding the Founder Investors Lock-Up Period, in the event that the Founder’s employment with the Company and its subsidiaries is terminated or not renewed for any reason other than termination for Cause, then each Founder Investor shall have the right to require the Company, and the Company agrees, to purchase all or any number of such Founder Investor’s Put Shares as may be set forth in an Exercise Notice delivered by such Founder Investor to the Company no later than [•] days following the date of such termination of employment (the “Founder Investor Termination Put Option” and, together with the Founder Investor De-Minimis Put Option, the Founder Investor Ordinary Put Option, the Founder Investor Change of Control Put Option and the Swap Option, each, a “Founder Investor Put Option” and, collectively, the “Founder Investor Put Options”).

(b) The closing of any Put Sale pursuant to the exercise of the Founder Investor Termination Put Option shall occur as soon as practicable, and, in any event, no later than [•] days, following the Company’s receipt of the applicable Exercise Notice or, in the event that the Company undertakes a Founder Investor Put Financing Issuance to finance such Put Sale, as soon as practicable, and, in any event, no later than the earlier of (x) [•] days, following the consummation of such Founder Investor Put Financing Issuance and (y) [•] days following the termination date of the Founder’s employment. The price per Put Share payable by the Company to the Founder Investors in connection with such Put Sale shall be an amount equal to (i) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing), multiplied by (ii) (A) in the event that the Company undertakes a Founder Investor Put Financing Issuance to finance such Put Sale, the consideration per Class A Share actually received by the Company in connection with such Founder Investor Put Financing Issuance

(being the gross proceeds received by the Company from the Founder Investor Put Financing Issuance less any Underwriters’ commissions and discounts and other expenses of the type that would have been borne by the Investors pursuant to Section 3.02, calculated on a per Class A Share basis), or (B) in the event that the Company does not undertake a Founder Investor Put Financing Issuance to finance such Put Sale, the volume weighted average price per Class A Share reported on the Nasdaq Stock Market during the two (2) trading days-period ending on the trading day immediately prior to the closing date of such Put Sale.

Section 6.06 Founder Investors Lock-Up Period. Notwithstanding anything in Sections 6.01 through 6.03 to the contrary, during the Founder Investors Lock-Up Period, no Founder Investor shall have the right to exercise the Founder Investor Ordinary Put Option except in accordance with Section 6.03(d). The Founder Investors may only request that the Company purchase their Shares pursuant to the Founder Investor Ordinary Put Option in aggregate once in each calendar quarter (provided that a Founder Investor’s participation in any Piggyback Registration under Section 2.02 shall not constitute a request for the Company to purchase its Shares pursuant to the Founder Investor Ordinary Put Option).

Section 6.07 Expenses. Notwithstanding anything in this Agreement to the contrary, each Founder Investor shall bear and be responsible for any and all stamp duties, taxes and tax-related costs and expenses (a) accruing to such Founder Investor in connection with any Put Sale or Swap Option in such Founder Investor’s capacity as a seller of ReNew India Common Shares, (b) accruing to the lenders referred to in Section 6.09 in connection with any Put Sale and (c) accruing to the third party in connection with any Swap Option referred to in Section 6.08.

Section 6.08 Third Party Sales. Without prejudice to the other Founder Investor Put Options, following the Founder Investors Lock-Up Period (but subject to Section 7.02(b)), in the event that a Founder Investor identifies any third party that desires to purchase from such Founder Investor its Renew India Common Shares (the “Swap Option Sale Shares”), the Company hereby agrees to facilitate such purchase by using commercially reasonable efforts to take all legally permissible actions as may be required, and on terms reasonably acceptable to such third party and the Company, to issue Class A Shares to such third party in accordance with the following (the “Swap Option”): the Company shall issue Class A Shares to such third party in consideration for cash payment from such third party to the Company at a price per Class A Share as may be determined mutually between the Founder Investor and the third party (the “Agreed Per Share Price”), and the Company shall apply the proceeds (net of any applicable tax) of such issuance to purchase from such Founder Investor such number of Swap Option Sale Shares equal to the quotient of (i) the number of Class A Shares issued to such third party divided by (ii) 0.8289; provided, that, the Agreed Per Share Price shall not to be lower than 10% of the volume weighted average price per Class A Share reported on the Nasdaq Stock Market during the thirty (30) trading days period ending on the trading day immediately prior to the closing date of the Swap Option.

Section 6.09 Transfer of ReNew India Common Shares. Notwithstanding anything herein to the contrary, the Company acknowledges that if the Founder Investors exercise the Founder Investor Ordinary Put Option or the Swap Option at any time to finance the repayment, prepayment or other discharge of the Founder Indebtedness, the ReNew India Common Shares to be purchased by the Company pursuant to such Founder Investor Put Option or Swap Option, as the case may be, shall be transferred by the Founder Investors (and/or the lenders of the Founder Indebtedness to the extent that they enforce their security interest over such ReNew India Common Shares) immediately following the receipt of the consideration payable by the Company in respect of such ReNew India Common Shares, and the Founder Investor represents, warrants and undertakes that such ReNew India Common Shares will be transferred to the Company free and clear of any encumbrance, including any mortgage, deed of trust, pledge, hypothecation, security interest or other lien of any kind, except for such encumbrance which will be automatically released or discharged without further action or discretion of the Founder Investors or any lender in respect of Founder Indebtedness following the payment of the consideration payable by the Company in respect of such ReNew India Common Shares. The Founder Investors shall use reasonable best efforts to enter into an escrow arrangement with such lenders so that the applicable ReNew India Common Shares are placed into escrow in connection with any such exercise of the Founder Investor Ordinary Put Option or Swap Option, as applicable, and released to the Company upon the payment by the Company of such consideration payable in respect of such ReNew India Common Shares.

Section 6.10 Filings. Each Founder Investor hereby undertakes to, from time to time, make the necessary filings (including form FC-TRS) as required under applicable Law in connection with a Put Sale and to further deliver to the Company and ReNew India a copy thereof duly certified by such Founder Investor. The Company shall provide the relevant Founder Investor with such documents as may be reasonably required by the Founder Investor for the purposes of making the filings.

Section 6.11 Power of Attorney. Each of the Company and the Founder Investors hereby acknowledge and agree (i) that the Founder Investors may enter into one or more powers of attorney (each, a “Power of Attorney”) with any lender, noteholder or other creditor of any Founder Indebtedness, or agent or trustee for such creditor, pursuant to which any notices or instructions to be delivered hereunder in connection with a Founder Investor Put Option may be delivered on behalf of the relevant Founder Investor(s), (ii) that references herein to any instruction or notice to be delivered by a Founder Investor shall include an instruction or notice delivered on such Founder Investor’s behalf pursuant to a Power of Attorney, (iii) that the Company will act, and procure that its agents and assigns act, on any such instruction or notice delivered on behalf of a Founder Investor pursuant to a Power of Attorney as if delivered by the Founder Investor directly, (iv) that any instruction or notice received pursuant to a Power of Attorney shall be deemed to supersede any previously delivered instruction or notice inconsistent therewith, (v) that any instruction or notice received directly from a Founder Investor that is inconsistent with a previous instruction or notice delivered pursuant to a Power of Attorney shall be disregarded and (vi) the Company shall be entitled to assume that such Power of Attorney has not been rescinded and is continuing in full force and effect until it receives notice in writing otherwise from the attorney under such Power of Attorney; provided, that, in the case of (iii) to (v), the Company shall have received an authorized copy of such Power of Attorney or such other document as may be reasonably requested by the Company to evidence or verify such Power of Attorney.

Section 6.12 Insolvency Proceedings. Immediately upon the occurrence and during the continuance of any corporate action of the Company or legal proceedings or other procedure or step in respect of the Company in relation to: (i) the suspension of payments or a moratorium of any indebtedness by reason of actual or anticipated financial difficulties; (ii) an order for winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise); (iii) a composition, compromise, assignment or arrangement with its creditors as a whole or any creditor holding all or a material portion of its indebtedness; (iv) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer; or (v) enforcement of any security over any assets, or any analogous procedure or step is taken in any jurisdiction, in each case other than any frivolous or vexatious action, proceedings or step or any order or appointment which is being contested in good faith or is discharged, stayed or dismissed (collectively, “Insolvency Proceedings”), if any Founder Indebtedness remains outstanding, the Founder Investor De-Minimis Put Option shall be deemed to have been exercised (and shall become immediately due and payable, with no regard to the time periods specified in Section 6.02(b) above) in respect of a Put Sale for an aggregate purchase price equal to the outstanding amount of Founder Indebtedness, provided that such amount shall not exceed (x) the aggregate purchase price that would have been payable by the Company in respect Put Sales pursuant to the Founder Investor De-Minimis Put Option for three (3) calendar years had such Founder Investor De-Minimis Put Option been exercised in full during such period minus (y) the aggregate purchase price that has actually been paid by the Company in respect of Put Sales pursuant to any exercise of the Founder Investor De-Minimis Put Option. For the avoidance of doubt, Insolvency Proceedings shall include the filing of an involuntary proceeding in a court of competent jurisdiction in the US seeking relief under the United States Bankruptcy Code of 1978 (Title 11 of the United States Code), any other applicable United States federal or state bankruptcy law (collectively, “US Bankruptcy Law”) in respect of the Company or an order or decree approving or ordering any of the foregoing shall be entered or the Company shall consent to the institution of any such involuntary proceeding or the filing of a voluntary petition by any obligor or security provider under US Bankruptcy Law. The provisions of this Section 6.12 shall not apply to any frivolous or vexatious action, proceeding or step or any order or appointment which is being contested in good faith or is discharged, stayed or dismissed.

ARTICLE VII

TRANSFER RESTRICTIONS

Section 7.01 Lock-Up.

(a) Subject to the provisions of this Agreement (including Section 7.02), each Investor (other than SACEF, which shall not be subject to any Lock-Up Period) (each, a “Lock-Up Investor”) hereby agrees that during the Lock-Up Period applicable to such Lock-Up Investor’s Lock-Up Securities, it or he shall not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to (A) Shares received by or issuable to such Lock-Up Investor pursuant to the Business Combination Agreement, (B) any outstanding Shares or any other equity security (including Shares issued or issuable upon the exercise of any other equity security) of the Company received by or issuable to such Lock-Up Investor in connection with the transactions contemplated by the Business Combination

Agreement, (C) with respect to the Sponsor, the Private Placement Warrants or any Class A Shares issued, or issuable, upon conversion of the Private Placement Warrants, (D) any Shares (or any securities convertible into or exercisable or exchangeable for Shares) acquired by such Lock-Up Investor after the Closing during the applicable Lock-Up Period, [(E) any Put Shares held by the Founder Investors]1 and (F) any other equity security of the Company issued or issuable with respect to any such Share by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, the “Lock-Up Securities”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, in cash or otherwise; or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Transfer”); provided that the foregoing shall not apply to (I) any Transfer of any Shares or other securities convertible into or exercisable or exchangeable for Shares acquired in open market transactions after the Closing, provided, however, that no such transaction is required to be, or is, publicly announced (whether on Form 4 or Form 5 (if applicable)) or otherwise, other than a required filing on Schedule 13F, 13D, 13D/A, 13G or 13G/A) during the applicable Lock-Up Period , or (II) the entry, by such Lock-Up Investor, at any time after the Closing, of any trading plan providing for the sale of Shares by such Lock-Up Investor, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Shares during the applicable Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during such Lock-Up Period; provided further that the Company shall have the right, in its sole and absolute discretion, whether temporarily or permanently, to release all the Investors on the same terms from such Transfer restrictions or otherwise reduce the lockup restrictions at any time after Closing.

(b) Each Lock-Up Investor (i) authorizes the Company during the Lock-Up Period applicable to such Lock-Up Investor’s Lock-Up Securities to cause its transfer agent for the Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Securities for which such Lock-Up Investor is the record holder and, (ii) in the case of Lock-Up Securities for which such Lock-Up Investor is the beneficial but not the record holder, agrees during the Lock-Up Period applicable to such Lock-Up Investor’s Lock-Up Securities to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Securities, in each case of clauses (i) and (ii), if such transfer would constitute a violation or breach of this Agreement. The Company agrees to instruct its transfer agent to remove any stop transfer restrictions on the share register and other records related to the Lock-Up Securities promptly upon the expiration of the applicable Lock-Up Period. If any Transfer is made or attempted contrary to the provisions of this Article VII, such purported Transfer shall be null and void ab initio.

[1]	Note to Draft: To be deleted subject to confirmation of appropriate lock-up provisions in the Renew India articles.

(c) During the applicable Lock-Up Period, each certificate evidencing any Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A REGISTRATION RIGHTS, COORDINATION AND PUT OPTION AGREEMENT, DATED AS OF [ ], 2021, BY AND AMONG RENEW ENERGY GLOBAL PLC (“COMPANY”), THE HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO, AS AMENDED. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Section 7.02 Exceptions. Notwithstanding anything in this Article VII to the contrary, a Lock-Up Investor may sell or otherwise Transfer, and subsection 7.01(a) shall not apply to such sale or other Transfer of, Lock-Up Securities during its existence (if such Lock-Up Investor is not a natural person) or during his lifetime or on death (if such Lock-Up Investor is a natural person):

(a) pursuant to a Permitted Transfer by a Lock-Up Investor;

(b) that have been issued pursuant to the exercise by a Founder Investor of the Founder Investor Ordinary Put Option, the Founder Investor De-Minimis Put Option (but only if and to the extent the Founder Investor De-Minimis Put Option is exercised pursuant to Section 6.12) or the Swap Option in order to finance the purchase of ReNew India Common Shares for the repayment, prepayment or other discharge of Founder Indebtedness; or

(c) in the case of GSW, to any Person solely in respect of such number of its Lock-Up Securities that shall not exceed the greater of (i) such number that, when taken together with the number of all Lock-Up Securities previously Transferred by GSW and its Affiliates, will result in GSW and its Affiliates having Transferred Class A Shares and/or Class C Shares in the aggregate representing 5% of the Equivalent Outstanding Beneficial Shares as of immediately following the Closing and (ii) such number as may be necessary to enable GSW to reduce (A) its GSW Total Equity Interest to 33% and/or (B) its GSW Voting Interest to 4.9% (the “GSW Lock-Up Transfer Right”);

provided, however, that, in each case of clauses (a) and (c), any such Transfer shall be conditioned upon entry by such transferee(s) into a written agreement, in form reasonably satisfactory to the Company, agreeing to be bound by the transfer restrictions set forth in this Article VII (which may be accomplished by an addendum or certificate of joinder to this Agreement). In the case of any Transfer by GSW to a third party of Class A and/or Class C Shares that bear a restrictive legend, the Company shall, following the expiry of the applicable Lock-Up Period, assist in removing such restrictive legend if such legend is not, in the reasonable determination of the Company upon advice of legal counsel, required to comply with applicable securities laws; provided, that the Company may require an opinion of legal counsel reasonably acceptable to the Company prior to any such removal other than in connection with a Transfer made pursuant to an effective Registration Statement. For the avoidance of doubt, except for Transfers otherwise permitted by this subsection 7.02 and subsection 7.01(a), each Lock-Up Investor shall retain all of its rights as a security holder of the Company with respect to its Lock-Up Securities during the applicable Lock-Up Period, including the right to vote any Lock-Up Securities that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Securities.

Section 7.03 Representations and Warranties. Each Party hereby represents and warrants that such Party has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms. Upon request by the Company, each Lock-Up Investor will execute any additional documents reasonably necessary to give effect to the terms and conditions of this Article VII.

Section 7.04 Specified Executive Officers. The Company shall procure that each Specified Executive Officer, (a) under the terms of any employment agreement with such Specified Executive Officer or any equity entitlement program or incentive plan or equity award agreement pursuant to which such Specified Executive Officer is issued options or other instruments exercisable or exchangeable for or convertible into Shares, will be subject to, or (b) enter into a lock-up agreement pursuant to which he or she agrees to be subject to, transfer restrictions during the period ending one (1) year after Closing in respect of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) such Specified Executive Officer may from time to time hold on substantially the same terms set forth in this Article VII; provided that the Company shall have the right, in its sole and absolute discretion, to release such Specified Executive Officer from such transfer restrictions at any time after the date that is nine (9) months following the Closing. Such transfer restrictions (x) shall continue to apply to such Specified Executive Officer during such lock-up period if such Specified Executive Officer’s employment is terminated or if such Specified Executive Officer resigns from his or her position with the Company (other than cessation of employment for death or incapacitation as contemplated by the following clause (y)) but (y) shall terminate and immediately cease to apply to such Specified Executive Officer upon his or her death or in the event such Specified Executive Officer’s employment is terminated as a result of being incapacitated and unable to perform his or her duties for a prolonged period, in each case, prior to the expiration of such lock-up period.

Section 7.05 GS Affiliates. Notwithstanding anything herein to the contrary, none of the provisions of this Agreement shall in any way limit [Goldman Sachs] or any of its Affiliates (each such Affiliate, a “GS Affiliate” and, collectively, the “GS Affiliates”) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principalling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business. Notwithstanding anything to the contrary set forth in this Article VII, the restrictions contained in this Article VII shall not apply to any Shares or any securities convertible into or exercisable or exchangeable for Shares, in each case acquired by [Goldman Sachs] or any GS Affiliate following the effective date of the first registration statement of the Company covering Shares (or other securities) to be sold on behalf of the Company in an Underwritten Offering.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Notices. Any notice, request or communication under this Agreement must be in writing and given by (a) deposit with a reputable overnight courier service (charges prepaid), (b) delivery in person, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice, request or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices through a reputable overnight courier service, on the first business day following the date on which it is deposited with a reputable overnight courier service, in the case of notices delivered by hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee during nominal business hours (and otherwise as of the immediately following business day) (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice, request or communication under this Agreement must be addressed, if to the Company, to: [•], Attention: [•] (with a copy, which shall not constitute notice, to: [•], Attention: [•]), and, if to any Investor, at such Investor’s address or facsimile number as set forth on the Schedule of Investors attached as Schedule A hereto. Any Party may change its address for notice at any time and from time to time by written notice to the other Parties, and such change of address shall become effective after delivery of such notice as provided in this Section 8.01.

Section 8.02 Assignment; No Third Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or transferred by the Company in whole or in part without the prior written consent of the other Parties.

(b) This Agreement and the rights, duties and obligations of an Investor hereunder may not be assigned or transferred by such Investor in whole or in part without the prior written consent of the other Parties, except:

(i) in connection with a transfer of its Registrable Securities and/or ReNew India Common Shares, as applicable, to a Permitted Transferee of such Investor;

(ii) in the case of GSW solely with respect to its rights, duties and obligations under Articles II through IV of this Agreement (other than the GSW Priority Offering Right), in whole or in part, (x) to any Person to whom GSW transfers Class C Shares (including Class C Shares that are re-designated as Class A Shares upon such transfer pursuant to the terms of the Company’s articles of association) in accordance with this Agreement or (y) to any Person to whom GSW transfers Class A Shares pursuant to the GSW Lock-Up Transfer Right; or

(iii) (A) in the case of the Founder Investors solely with respect to their rights, duties and obligations under Articles II through IV and Article VI of this Agreement, to, and in favor or for the benefit of, (x) third parties purchasers in respect of a Swap Option exercised under Section 6.08 or (y) the lenders of the Founder Indebtedness solely in connection with the creation, in favor of lenders under the Founder Indebtedness, of the security interest in the ReNew India Common Shares held by the Founder Investors for securing the Founder Indebtedness or (B) in respect of the Founder Investors’ rights, duties and obligations under Article II through V and Article VI of this Agreement, to the extent such rights, duties and obligations have been assigned by the Founder Investors to such lender, by any such lender in connection with the exercise by such lender of its security interest in the ReNew India Common Shares securing the Founder Indebtedness or its assignee;

in each case of subsections (i) and (ii) above, subject to Section 8.02(e).

(c) This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and the permitted assigns.

(d) This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement.

(e) No assignment or transfer permitted hereunder by any Party of such Party’s rights, duties and obligations hereunder (other than an assignment described in subsection 8.02(b)(iii) or the granting of a Power of Attorney by a Founder Investor) shall be binding upon or obligate the Company or any of the other Parties hereto unless and until the Company and such other Parties shall have received (i) written notice of such assignment as provided in Section 8.01 hereof, (ii) the written agreement of the assignee or transferee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) applicable to such Party and (iii) an authorized copy of the duly executed Power(s) of Attorney, as the case may be; provided, that, (x) any assignee or transferee of GSW pursuant to subsection 8.02(b)(ii) shall not be entitled to GSW’s rights under, or bound by the terms and provisions of Article V unless such Person acquires Class C Shares representing at least 5% of the total issued and outstanding Shares; and (y) any assignment pursuant to subsection 8.02(b)(iii) shall be binding on the Company only upon the Company having received written notice of such assignment in accordance with subsection 8.02(e)(i). Any transfer or assignment made other than as provided in this Section 8.02 shall be null and void.

Section 8.03 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 8.04 Governing Law; Venue. Each Party expressly agrees that this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of Laws of another jurisdiction. Any claim or cause of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court, waives any obligation it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of any cause of action may be heard and determined only in any such court, and agrees not to bring any cause of action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 8.04. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.05 Amendments and Modifications. Compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived only in writing and signed by the Party asserted to have granted such waiver, and any of such provisions, covenants or conditions may be amended or modified only by a written instrument executed by the Parties. No course of dealing between any Investor or the Company and any other Party or any failure or delay on the part of any Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a Party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such Party

Section 8.06 Term. This Agreement shall terminate upon the mutual written consent of all Parties; provided that the provisions of Section 3.05 and Article IV shall survive such termination.

Section 8.07 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by Law and consistent with the intent of the parties to this Agreement.

Section 8.08 Entire Agreement. This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings among the Parties with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.09 Specific Performance. Each Party acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other Parties would be irreparably harmed and could not be made whole by monetary damages. Each Party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to specific performance of this Agreement.

Section 8.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive; (b) words in the singular include the plural, and in the plural include the singular; (c) the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified; (d) the term “including” is not limiting and means “including without limitation”; (e) whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; (f) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications or supplements thereto; and (g) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation. Where any Shares are held by the Depository Trust Company or any Person who operates a clearing system or issues depositary receipts (or their nominees) and/or a nominee, custodian or trustee for any Person, that Person shall (unless the context requires otherwise) be treated for the purposes of this Agreement as the holder of those Shares and references to Shares being “held by” a Person, to a Person “holding” Shares or to a Person who “holds” any such Shares, or equivalent formulations, shall be construed accordingly.

Section 8.11 Headings and Captions. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

RENEW ENERGY GLOBAL PLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

RENEW INDIA:

RENEW POWER PRIVATE LIMITED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SIGNIFICANT SHAREHOLDER:

RMG SPONSOR II, LLC
By: MKC Investments LLC, As Sole Managing Member of RMG Sponsor II, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SIGNIFICANT SHAREHOLDER:

[•]
By: [•]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

FOUNDER INVESTOR:

[•]
By: [•]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Schedule A

Schedule of Investors

[Name of Investor]

[Address]

[Facsimile number]

[Email address]

Schedule B

	As of Closing
Investor	Effective Economic Interest	Equivalent Economic Beneficial Shares	GSW Total Equity Interest	GSW Voting Interest
SS Entity	1.9%	8,229,410	–	–
Cognisa	1.7%	7,362,440	–	–
Founder	0.0%	82	–	–
JERA	6.7%	28,524,255	–	–
Sponsor	2.0%	8,625,000	–	–
GSW	32.5%	139,497,242
CPP Investments	12.6%	54,213,369	–	–
Platinum Cactus	12.5%	53,370,916	–	–
SACEF	2.1%	8,858,421	–	–